Exhibit 10.26

AMENDMENT TO OUTSOURCING AGREEMENT

THIS AMENDMENT, to the Outsourcing Agreement dated July 1, 1999, (the “Agreement”) is made as of this      day of             , 2006, by and between the undersigned parties, and does hereby alter, amend, and modify the Agreement and supersedes and takes precedence over any conflicting provisions contained in the Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

1. Amendment to the Agreement.

a. Effective July 1, 2006 the Wealth Management Services shall be extended for an addition eight (8) years terminating on June 30, 2014.

b. Effective July 1, 2006, in addition to the Wealth Management Services provided under the Agreement, Customer desires and Metavante agrees to provide additional services in accordance with Exhibit A.

c. Effective July 1, 2006 the Electronic Funds Delivery (EFD) Services shall be extended for an additional eight (8) years terminating on June 30, 2014.

d. Metavante agrees to the terms and conditions regarding the EFD Services in accordance with Exhibit B.

e. Effective July 1, 2006 the Business Internet Banking (BIB) Services shall be extended for an additional three (3) years and shall automatically renew at the end of the Term on the same terms (including pricing terms) for twelve-month periods unless earlier terminated or unless Customer provides Metavante with written notice of non-renewal at one-hundred twenty (120) days prior to the expiration of the Term.

f. The monthly base fee for the Business Internet Banking (BIB) Services as described in the Amendment dated July 1, 2004 shall be amended as set forth in Exhibit B.

g. Effective July 1, 2006 the Consumer Internet Banking (CeB) Services pricing shall be modified in accordance with Exhibit B.

h. In addition to the Consumer Internet Banking (CeB) Services provided under the Agreement, Customer desires and Metavante agrees to provide Direct Bill Pay Services in accordance with Exhibit C. Customer agrees to pay for the fees associated with Direct Bill Pay Services as set forth on Exhibit D. These services are subject to additional terms outlined in Exhibit E.

i. Effective July 1, 2006 the Credit Card (Business) Services shall be extended for an additional eight (8)

years terminating on June 30, 2014.

j. Effective July 1, 2006 Metavante shall provide monthly discounts on processing fees as outlined in Exhibit B.

2. Continuance of Agreement. Except as amended herein, the conditions and terms of the Agreement shall remain in full force and effect.

3. Binding Agreement. The parties hereto acknowledge that each has read this Amendment, understands it, and agrees to be bound by its terms and conditions as stated herein.

4. Miscellaneous. Capitalized terms used in this Amendment, which are not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment in a manner appropriate to each.

© 2006 Metavante Corporation	1	First Midwest Bancorp, Inc Amend 060506

METAVANTE CORPORATION (“Metavante”)

By:	/s/ Paul T. Danola
Name:	Paul T. Danola
Title:	President and Chief Operating Officer
Financial Solutions Group

By:	/s/ James R. Geschke
Name:	James R. Geschke
Title:	Executive Vice President
Financial Technology Solutions

FIRST MIDWEST BANCORP, INC. (“Customer”)

By:	/s/ Kent Belasco
Name:	Kent Belasco
Title:	EVP/CIO

© 2006 Metavante Corporation	2	First Midwest Bancorp, Inc Amend 060506